UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008
NYMAGIC, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-11238 (Commission File Number)	13-3534162 (IRS Employer Identification No.)
919 Third Avenue, New York, New York 10022
(Address of principal executive offices)
(212) 551-0600
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2008 Ronald J. Artinian was appointed to the Board of Directors (the “Board”) of NYMAGIC, INC. (the “Company”) pursuant to the terms of a Voting Agreement (the “Voting Agreement”), originally dated February 20, 2002 and amended and restated on October 12, 2005, between Mariner Partners, Inc. and certain shareholders of the Company. Mr. Artinian will replace Glenn R. Yanoff as one of the Board designees of Robert G. Simses, as trustee of the Louise B. Tollefson 2000 Florida Intangible Tax Trust and the Louise B. Blackman Tollefson Family Foundation, under the Voting Agreement. Mr. Yanoff’s resignation from the Board was effective as of March 24, 2008. Mr. Yanoff will continue to serve on the boards of directors of the Company’s insurance subsidiaries, New York Marine And General Insurance Company and Gotham Insurance Company. The committees of the Board to which Mr. Artinian may be named have not yet been determined.
Mr. Artinian was awarded options to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s 2002 Nonqualified Option Plan in connection with his appointment to the Board.
A copy of the Company’s press release announcing Mr. Artinian’s replacement of Mr. Yanoff on the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated March 25, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli
	Name:	Thomas J. Iacopelli
	Title:	Chief Financial Officer and Treasurer
Date: March 26, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 25, 2008.